Exhibit 10.4

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IKANOS COMMUNICATIONS, INC.
2006 “Stretch” Revenue Incentive
Vice President of Sales
Derek Obata

Objectives:

The objective of the “Stretch” Revenue Incentive is for Ikanos Communications, Inc. (the Company) to provide a two-step incentive for the Vice President of Worldwide Sales to exceed the following revenue goals between the close of the acquisition of the ADI Broadband Business Unit and December 31, 2006:

•                  Exceed 2006 Network Business (NB) “stretch” net revenue goal of $[***] (20% higher than AOP) and a challenge to hit $[***] (45% higher than AOP)

Description:

The “Stretch” Revenue Incentive of $150,000 is broken out into:

•                  $50,000 to be paid when the Company ships $[***] of NB product net revenue

•                  $100,000 to be paid when the Company ships $[***] of NB product net revenue

Eligibility:

Mr. Derek Obata (the Executive) is eligible for this incentive while actively employed by Ikanos Communications (the Company).

Mr. Obata acknowledges that that this incentive applies only to 2006 and this incentive shall not be in effect for 2007.

This “Stretch” Incentive is additional to Mr. Obata’s 2006 Vice President of Sales Compensation Plan which includes NB revenue and margin incentives. In no case, shall the “stretch” incentive described in this document detract from compensation earned under Mr. Obata’s 2006 Vice President of Sales Compensation Plan.

Effective Dates:

This incentive is effective from the date of the close of the ADI BBU acquisition to December 31, 2006.

Payment:

Payment shall be made within 30 days after quarter end close if the $[***] or $[***] net revenue target is achieved.

Definitions for Calculations:

NB – [***]

NB Revenue – net revenue from products acquired from ADI and from products developed by the Company for the Network Business.

Calculation of Revenue Incentive:

At the end of any quarter in 2006, should NB Revenue be greater than $[***], then the Company shall pay Mr. Obata the amount of $50,000.

At the end of any quarter in 2006, should NB Annual Actual Revenue be greater than $[***], then the Company shall pay Mr. Obata additional amount of $100,000.

Termination:

If Mr. Obata is terminated for any reason, voluntary or involuntary, the Company shall pay Mr. Obata this incentive on a pro-rated calculation if the purchase orders and Volume Purchase Agreements and OEM agreements exceed $[***] or exceeds $[***] on the last day of employment with the Company.

Pro-rated shall be calculated as (Days are calendar days):

•                  If sum of net revenues shown on purchase orders, contracts, and OEM Agreements is greater than $[***] then:

•                  [***]

•                  If sum of net revenues shown on purchase orders, contracts, and OEM Agreements is greater than $[***] then:

•                  [***]

Changes to the Compensation Plan:

The Company reserves the right to change this Incentive with 30 day written notice from the CEO to Mr. Obata.

Approvals

Chris Smith, Vice President of Human Resources	Date

Rajesh Vashist, President and CEO	Date